SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

Form 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
________________

Date of Report (Date of Earliest Event Reported): January 24, 2005

GulfMark Offshore, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

                              000-22853                                             76-0526032
                       (Commission File Number)         (I.R.S. Employer Identification No.)

     10111 Richmond Ave., Suite 340, Houston, TX                          77042
           (Address of Principal Executive Offices)                              (Zip Code)

(713) 963-9522
(Registrant's Telephone Number, Including Area Code)

4400 Post Oak Parkway, Suite 1170, Houston, Texas 77027
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry Into a Material Definitive Agreement

     On January 24, 2005, GulfMark Offshore, Inc. (the "Company") entered into a Supplemental Agreement to amend the $50,000,000 Senior Secured Revolving Credit Facility Agreement, dated December 23, 2004 (the "Amendment"), by and among the Company, as Guarantor, Gulf Offshore N.S. Limited, a wholly-owned subsidiary of the Company, as Borrower; Nordea Bank Norge ASA, as Arranger; Nordea Bank Finland Plc, as Facility Agent & Security Trustee; and the banking and financial institutions named therein. The $50,000,000 Senior Secured Revolving Credit Facility Agreement (the "Facilty Agreement") was previously filed with the Securities and Exchange Commission as Exhibit 10.1 to the Company's Current Report on Form 8-K on December 23, 2004, and is incorporated herein by reference.

     The Amendment amends the Facility Agreement to change the definitions of Relevant Fraction and Relevant Insured Amount, to modify the required amounts of insurance on the Vessels and to include a Leverage Ratio section in Schedule 6 Certificate of Compliance.

ITEM 9.01 Financial Statements and Exhibits

(c) 10.1 Supplemental Agreement amending the Facility Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GulfMark Offshore, Inc.

Date:  January 26, 2005              By: /s/ Edward A. Guthrie
                                                    Edward A. Guthrie
                                                    Executive Vice President and Chief Financial Officer